SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2006
S1 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
3500 Lenox Road, NE, Suite 200, Atlanta, Georgia 30326
(Address of principal executive offices)             (Zip code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12
          and Instruction 2 to Rule 14d-2(b)(2)

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Matt Hale, President of North America Retail Banking, Global Wholesale Banking and Insurance Markets, has resigned from S1 Corporation (the “Company”) effective December 1, 2006.
(e) In connection with Mr. Hale’s resignation, the Company and Mr. Hale have entered into a Separation Agreement, dated November 29, 2006 (the “Separation Agreement”). Under the terms of the Separation Agreement, the Company has agreed to pay Mr. Hale the unpaid portion of his 2006 bonus based on the Company forecast as of December 19, 2006, and reimburse him $30,000 for a country club membership initiation fee. Mr. Hale has agreed to serve as a consultant to the Company until January 31, 2007, in exchange for a consultancy fee of $23,000, subject to applicable withholdings.
In addition, the Company has entered into an agreement with John Stone, Chief Financial Officer of the Company, pursuant to which the Company will pay Mr. Stone severance payments equal to 12 months of base salary in the event he is terminated by the Company without cause (the “Severance Agreement”).
The foregoing is qualified by reference to the text of the Separation Agreement and Severance Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference herein.
Item 8.01     Other Events.
On November 30, 2006, the Company implemented changes to its organization in order to reduce operating costs and accelerate the Company’s ability to execute against its business plan of establishing independent business units.
Specifically, the Company:
-	established a new business unit to address the unique needs of its Full-Service Banking Group;
-	merged the Enterprise Retail and Wholesale businesses in order to capitalize on the synergies in these markets;
-	realigned expenses with anticipated revenue in the Enterprise business, and moved certain corporate functions, such as marketing, IT, desktop support, and hosting, into the individual business units.

The realignment will result in a reduction in force of approximately 120 employees, representing various functions. The Company expects the cost of one-time termination benefits to be between $3 million and $4 million, which will reduce cash. As we continue to implement the plan, the actual costs and benefits may change in amount and timing.
Item 9.01     Financial Statements and Exhibits
(d)     Exhibits

Exhibit No.	Description
10.1	Separation Agreement by and between Matt Hale and the Company, dated November 29, 2006
10.2	Agreement, by and between John Stone and the Company, dated November 30, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)

/s/ Richard P. Dobb

Richard P. Dobb Chief Legal Officer and Corporate Secretary

Date: November 30, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement by and between Matt Hale and the Company, dated November 29, 2006
10.2	Agreement, by and between John Stone and the Company, dated November 30, 2006